AMENDED AND RESTATED


                            ARTICLES OF INCORPORATION


                                       OF


                       INTERNATIONAL SPEEDWAY CORPORATION





         Pursuant to Sections 607.0704, 607.1003 and 607.1007 of the Florida Business Corporation Act, the Articles of Incorporation of International Speedway Corporation are hereby amended and restated in their entirety as follows:





                                    ARTICLE I


         The name of the corporation is International Speedway Corporation (hereinafter called the "Corporation").





                                   ARTICLE II


         The purpose for which the Corporation is organized is to engage in the transaction of any lawful business for which corporations may be incorporated under the laws of the State of Florida.





                                   ARTICLE III


         A. AUTHORIZED CAPITAL STOCK. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred twenty-six million (126,000,000) shares, consisting of:


         (i) one hundred twenty million (120,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), of which


                  (A) eighty million (80,000,000) shares are designated as Class A Common Stock (the "Class A Common Stock") and


                  (B) forty million (40,000,000) shares are designated as Class B Common Stock (the "Class B Common Stock"), and


         (ii) one million (1,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"); and


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         (iii)    five million (5,000,000) shares of common stock, par value
                  $0.10 per share (the "Existing Common Stock").


         B.       PROVISIONS RELATING TO PREFERRED STOCK.


                  1. GENERAL. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors (the "Board") as hereinafter prescribed.


                  2. PREFERENCES. Authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock and, with respect to each class or series of the Preferred Stock, to fix and state, by resolution or resolutions from time to time adopted providing for the issuance thereof, the following:


                           (a)      whether or not the class or series is to
have voting rights, full or limited, or is to be without voting rights;


                           (b)      the number of shares to  constitute  the
class or series and the designations thereof;


                           (c)      the preferences and relative,
participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;


                           (d)      whether or not the  shares of any class or
series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;


                           (e)      whether  or not the  shares  of a class  or
series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;


                           (f)      the  dividend  rate,  whether  dividends
are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and, if cumulative, the date or dates from which such dividends shall accumulate;


                           (g)      the preferences,  if any, and the amounts
thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;


                           (h)      whether or not the shares of any class or
series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or


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

rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and


                           (i)      such other special rights and protective
provisions with respect to any class or series as the Board may deem advisable.


         The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.


         C. PROVISIONS RELATING TO THE COMMON STOCK. The Common Stock shall be subject to the express terms of the Preferred Stock and any class or series thereof. The powers, preferences and rights of the Class A Common Stock and the Class B Common Stock and the qualifications, limitations and restrictions thereof, shall in all respects be identical, except as otherwise required by law or as expressly provided in this Section C.


                  1. VOTING RIGHTS. Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock. The holders of shares of Class A Common Stock and Class B Common Stock shall have the following voting rights:


                           (a) the holders of Class A Common Stock shall be
                  entitled to one-fifth (1/5th) vote for each share of Class A Common Stock held on all matters voted upon by the shareholders of the Corporation and shall vote together with the holders of Class B Common Stock and together with the holders of any other classes or series of stock who are entitled to vote in such manner and not as a separate class; and


                           (b) the holders of Class B Common Stock shall be
                  entitled to one (1) vote for each share of Class B Common Stock held on all matters voted upon by the shareholders of the Corporation and shall vote together with the holders of Class A Common Stock and together with the holders of any other classes or series of stock who are entitled to vote in such manner and not as a separate class.


                  2. DIVIDENDS. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, dividends and other distributions payable in cash, property, stock (including shares of any class or series of the Corporation, whether or not shares of such class or series are already outstanding) or otherwise. Each share of Class A Common Stock and each share of Class B Common Stock shall have identical rights with respect to dividends and distributions, subject to the following:


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

                           (a) a dividend or distribution in Common Stock on
                  Class B Common Stock may be paid or made in shares of Class A Common Stock or shares of Class B Common Stock or a combination of both;


                           (b) a dividend or  distribution in Common Stock
                  on Class A Common Stock may be paid only in shares of Class A Common Stock;


                           (c) a dividend or distribution with respect to Common
                  Stock payable in shares of the Corporation's capital stock may be paid or made only in shares of Common Stock;


                           (d) whenever a dividend or distribution is payable in
                  shares of Class B Common Stock and/or Class A Common Stock, the number of shares of Common Stock payable as a dividend or distribution per each share of Common Stock shall be equal in number; and


                           (e) a dividend or distribution on Class B Common
                  Stock which is paid or made in shares of Class B Common Stock shall be considered identical to a dividend or distribution on Class A Common Stock which is paid or made in a proportionate number of shares of Class A Common Stock.


                  3.       CONVERSION.


                           (a)      OPTIONAL  CONVERSION.  Each  share  of
Class B Common Stock may from time to time, at the option of the holder of record thereof and without payment of any consideration, be converted into one fully paid and nonassessable share of Class A Common Stock (an "Optional Conversion") ( i) upon the Effective Date (as hereinafter defined) if the shares of Class A Common Stock to be issued upon such conversion are to be offered pursuant to a Registration Statement (as hereinafter defined), and (ii) otherwise commencing on the 91st day after the Effective Date. Any holder of any share of Class B Common Stock may effect a conversion by surrendering such holder's certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed, during normal business hours at the office of the Corporation or any transfer agent for the Common Stock (the "Transfer Agent"), together with a written notice that the holder elects to convert all or a specified whole number of shares of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates representing the shares of Class A Common Stock to be issued. If so required by the Corporation or the Transfer Agent, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation or the Transfer Agent, duly executed by the holder of such shares or the duly authorized representative of such holder, together with funds for the payment of any transfer tax required pursuant to paragraph (f) of this Subsection 3. In the event that any shares of Class B Common Stock tendered for conversion are subject to restrictions upon transfer noted in a legend on the certificates representing such shares, the Corporation and the Transfer Agent shall require the holder of such shares to submit, as a condition to the conversion of such Class B Common Stock into Class A Common Stock, satisfactory evidence that the proposed conversion will not violate any of the noted restrictions upon transfer of such shares.


                           (b)      MANDATORY  CONVERSION.  If, on the record
date for any meeting of shareholders of the Corporation, the number of shares of Class A Common Stock then outstanding constitutes less than 10% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding, as determined by the Board, then each share of Class B Common Stock


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

then issued or outstanding shall thereupon be converted automatically as of such record date into one fully paid and nonassessable share of Class A Common Stock and will have one-fifth vote per share at such meeting (a "Mandatory Conversion"). Upon making such determination, notice of such automatic conversion shall be given by the Corporation as soon as practicable, but no later than the next meeting of shareholders of the Corporation, by means of a press release and written notice to all holders of Class B Common Stock, and the Secretary of the Corporation shall be instructed to and shall promptly request that each holder of Class B Common Stock promptly deliver, and each such holder shall promptly deliver, the certificate or certificates representing each share of such Class B Common Stock to the Corporation or the Transfer Agent. If so required by the Corporation or the Transfer Agent, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation or the Transfer Agent, duly executed by the holder of such shares or the duly authorized representative of such holder, together with funds for the payment of any transfer tax required pursuant to paragraph (f) of this Subsection 3.


                           (c)      ISSUANCE OF CERTIFICATES  REPRESENTING
CLASS A COMMON STOCK; EFFECTIVENESS OF CONVERSION. As promptly as practicable following the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in paragraph (a) or (b) of this Subsection 3, as applicable, any required instruments of transfer and the payment in cash of any amount required by the provisions of paragraph (f) of this Subsection 3, the Corporation shall issue and deliver or cause to be issued and delivered to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Class A Common Stock issued upon such conversion in such name or names as such holder may direct. In the case of an Optional Conversion, if any shares of Class B Common Stock of such holder represented by a certificate surrendered for conversion are not converted, a new certificate or certificates representing such shares of Class B Common Stock shall be issued and delivered to such holder or its nominee or nominees with the certificate or certificates representing shares of Class A Common Stock. Optional Conversions shall be deemed to have been effected immediately prior to the close of business on the date of receipt by the Corporation or the Transfer Agent of the certificate or certificates representing the relevant shares of Class B Common Stock and the related written notice. Mandatory Conversions shall be deemed to have been effected on record date for the relevant shareholders meeting on which the condition set forth in paragraph (b) of this Subsection 3 is determined by the Board to have occurred. Upon the date any conversion is deemed effected, all rights of the holder of such shares of Class B Common Stock so converted, as the holder of such shares, shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock on that date; provided, however, that if any surrender and payment pursuant to a Mandatory Conversion occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are issued shall be deemed the record holder or holders thereof for all purposes on the next succeeding day on which the stock transfer books are open.


                           (d)      ADJUSTMENTS.  No  adjustments  in respect
of dividends shall be made upon the Optional Conversion or Mandatory Conversion of any shares of Class B Common Stock; provided, however, that if a share of Class B Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on Class B Common Stock but prior to such payment, then the registered holder of such share of Class B Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share of Class B Common Stock on such date notwithstanding the Optional Conversion or Mandatory Conversion thereof or the Corporation's default in payment of the dividend due on such date.

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


                           (e)      AVAILABILITY  OF  CLASS  A  COMMON  STOCK
FOR CONVERSION; REGISTRATION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the conversion of all such shares of Class B Common Stock then outstanding, in addition to the number of shares of Class A Common Stock then outstanding. If any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the Corporation shall cause such shares to be duly registered or approved, as the case may be. The Corporation shall endeavor to use its best efforts to list the shares of Class A Common Stock to be delivered upon conversion prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such delivery. All shares of Class A Common Stock that shall be issued upon conversion of the fully paid and nonassessable shares of Class B Common Stock shall, upon issue, be fully paid and nonassessable.


                           (f)      CHARGES,  PAYMENT OF TAXES UPON CONVERSION.
The issuance of certificates for shares of Class A Common Stock issuable upon the conversion of Class B Common Stock shall be made without charge to the converting holder; provided, however, that if any certificate is to be issued in a name other than that of the record holder of the shares being converted, the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of any tax that may be payable with respect to any transfer involved in the issuance and delivery of such certificate or has established to the satisfaction of the Corporation that such tax has been paid.


                           (g)      REISSUANCE  OF CLASS B COMMON  STOCK.
Shares of Class B Common Stock that are converted into Class A Common Stock as provided herein shall continue to be part of the authorized Class B Common Stock and shall be available for reissue by the Corporation.


                  4. SPLITS OR COMBINATIONS. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of the other such class of Common Stock shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the class that has been split, subdivided or combined.


                  5. MERGERS AND CONSOLIDATIONS. In the event of a merger, consolidation or combination of the Corporation with another entity (whether or not the Corporation is the surviving entity), the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration in that transaction, except that any common stock that holders of Class A Common Stock are entitled to receive in any such event may differ as to voting rights and otherwise to the extent and only the extent that the Class A Common Stock and the Class B Common Stock differ as set forth in this Section C.


                  6. LIQUIDATING DISTRIBUTIONS. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled, if any, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation, if any, shall be divided among and paid ratably to the holders of Class A Common Stock and Class B Common Stock treated as a single class.


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

                  7. SALES AND REPURCHASES. The Board shall have the power to cause the Corporation to issue and sell shares of either class of Common Stock to such individuals, partnerships, joint ventures, limited liability companies, associations, corporations, trusts or other legal entities (collectively, "persons") and for such consideration as the Board shall from time to time in its discretion determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of the other class of Common Stock, and as otherwise permitted by law. The Board shall have the power to cause the Corporation to purchase, out of funds legally available therefor, shares of either class of Common Stock from such persons and for such consideration as the Board shall from time to time in its discretion determine, whether or not less consideration could be paid upon the purchase of the same number of shares of the other class of Common Stock, and as otherwise permitted by law.


         D. SHARE RECLASSIFICATION. Immediately prior to the effective date (the "Effective Date") of the Corporation's Registration Statement on Form S-3 (File No. 333-11541), relating to a proposed underwritten public offering of Class A Common Stock and initially filed with the Securities and Exchange Commission on September 6, 1996 (the "Registration Statement"), each outstanding share of the Corporation's Existing Common Stock shall thereby and thereupon, automatically and without any action by the holder, be reclassified and converted into 15 validly issued, fully paid and nonassessable shares of Class B Common Stock. Each certificate that theretofore represented shares of Existing Common Stock shall thereafter represent the number of shares of Class B Common Stock into which the shares of Existing Common Stock represented by such certificate were reclassified and converted hereby; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Existing Common Stock shall receive, upon surrender of each such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Class B Common Stock to which such person is entitled. Upon consummation of the reclassification of the Existing Common Stock of the Corporation provided for in this Section D (the "Reclassification"), the holders of the Class B Common Stock of the Corporation shall have all rights accorded them by law and these Amended and Restated Articles of Incorporation. The issuance of certificates representing shares of Class B Common Stock issuable upon the Reclassification shall be made without charge to the holders of Existing Common Stock; provided, however, that if any certificate is to be issued in a name other than that of the record holder of the shares of Existing Common Stock being reclassified pursuant to the Reclassification, the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of any tax that may be payable with respect to any transfer involved in the issuance and delivery of such certificate or has established to the satisfaction of the Corporation that such tax has been paid. If so required by the Corporation or the Transfer Agent, any certificate for shares of Existing Common Stock surrendered in connection with the Reclassification shall be accompanied by instruments of transfer, in form satisfactory to the Corporation or the Transfer Agent, duly executed by the holder of such shares or the duly authorized representative of such holder, together with funds for the payment of any transfer tax required as set forth above. As promptly as practicable following the surrender of a certificate representing shares of Class B Common Stock in the foregoing manner, any required instruments of transfer and the payment in cash of any amount for the payment of any transfer tax, the Corporation shall issue and deliver or cause to be issued and delivered to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Class B Common Stock issued upon the Reclassification to which such holder is entitled, in such name or names as such holder may direct.


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




                                   ARTICLE IV


         The Corporation shall exist perpetually unless sooner dissolved according to law.





                                    ARTICLE V


         The Corporation's mailing address and the address of the Corporation's principal office is 1801 West International Speedway Boulevard, Daytona Beach, Florida 32114. The address of the Corporation's registered office is 150-A South Palmetto Avenue, Daytona Beach, Florida 32114, and the Corporation's registered agent at such office is Doyle Tumbleson.





                                   ARTICLE VI


         A. NUMBER AND TERM OF DIRECTORS. The Corporation's Board shall consist of not less than five (5) nor more than fifteen (15) members, with the exact number to be fixed from time to time by resolution of the Board. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board shall be divided into three classes, Class I, Class II and Class III with the directors of each class to be elected for a staggered term of three years and to serve until their successors are duly elected and qualified or until their earlier resignation, death or removal from office. The number of directors elected to each class shall be as nearly equal in number as possible. The Board shall apportion any increase or decrease in the number of directorships among the classes so as to make the number of directors in each class as nearly equal as possible.


         B. DIRECTOR VACANCIES; REMOVAL. Whenever any vacancy on the Board shall occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors or otherwise, a majority of directors in office, although less than a quorum of the entire Board, may fill the vacancy or vacancies for the balance of the unexpired term or terms, at which time a successor or successors shall be duly elected by the shareholders and qualified. Notwithstanding the provisions of any other Article herein, only the remaining directors of the Corporation shall have the authority, in accordance with the procedure stated above, to fill any vacancy that exists on the Board for the balance of the unexpired term or terms. The Company's shareholders shall not, and shall have no power to, fill any vacancy on the Board. Shareholders may remove a director from office prior to the expiration of his or her term, with or without "cause," by an affirmative vote of a majority of all votes entitled to be cast for the election of directors.


         C. SHAREHOLDER NOMINATIONS OF DIRECTOR CANDIDATES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board at an annual or special meeting of shareholders may be made by or at the direction of the Board by any nominating committee or person appointed by the Board or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section C; provided, however, that nominations of persons for election to the Board at a special meeting may be made only if the election of directors is one of the purposes described in the special meeting notice required by
Section 607.0705 of the Florida Business Corporation Act. Nominations of persons for election at a special meeting, other than nominations made by or at the direction of the Board, shall be made pursuant to notice in writing delivered to or mailed and


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

received at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) day following the date on which notice of such meeting is given to shareholders or made public, whichever first occurs. Nominations of persons for election at an annual meeting, other than nominations made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty
(120) days nor more than one hundred eighty (180) days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year's notice of annual meeting, such notice by the shareholder to be timely must be so delivered or received not later than the close of business on the fifth (5th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such shareholder's notice to the Secretary shall set forth the following information: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director at the annual meeting, (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice of nominees for election at the annual meeting, (i) the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee for election at an annual or special meeting of shareholders to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the requirements of this Section C, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                                   ARTICLE VII


         The Corporation shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by law in existence either now or hereafter.


                                  ARTICLE VIII


         A. CALL OF SPECIAL SHAREHOLDERS MEETING. Except as otherwise required by law, the Corporation shall not be required to hold a special meeting of shareholders of the Corporation unless (in addition to any other requirements of law) (i) the holders of not less than fifty (50) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; (ii) the meeting is called by the Board pursuant to a resolution approved by a majority of the entire Board; or (iii) the meeting is called by the Chairman of the Board of Directors. Only business within the purpose or purposes described in the special meeting notice required by Section
607.0705 of the Florida Business Corporation Act may be conducted at a special shareholders' meeting.


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

         B. ADVANCE NOTICE OF SHAREHOLDER-PROPOSED BUSINESS FOR ANNUAL MEETING. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board,
(b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year's notice of annual meeting, such notice by the shareholder to be timely must be so delivered or received not later than the close of business on the fifth (5th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements of this Section B, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                  IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Corporation's Articles of Incorporation pursuant to the laws of the State of Florida, has executed these Amended and Restated Articles of Incorporation as of September 26, 1996.


                             INTERNATIONAL SPEEDWAY CORPORATION



                        By:      /S/ W. GARRET CROTTY
                           ------------------------------------------------
                           W. Garrett Crotty, Secretary and General Counsel

                               CERTIFICATE OF THE
                                    PRESIDENT
                                       OF
                       INTERNATIONAL SPEEDWAY CORPORATION

         Pursuant to the provisions of ss.607.1007(4) of the Florida Business Corporation Act, the undersigned hereby certifies as follows:

         (a) The Amended and Restated Articles of Incorporation of International Speedway Corporation (the "Corporation") attached hereto contain an amendment to the Corporation's Articles of Incorporation that requires shareholder approval.

         (b) The Corporation has one class of capital stock outstanding and the amendment set forth in the Corporation's Amended and Restated Articles of Incorporation was duly adopted by the holders of more than a majority of the Corporation's outstanding capital stock by written consent on the 26th day of September, 1996, pursuant to ss.607.0704 of the Florida Business Corporation Act.

             IN WITNESS WHEREOF, the undersigned has executed this certificate as of September 26, 1996.

                                 INTERNATIONAL SPEEDWAY CORPORATION,
                                 a Florida corporation

                                 By:  /S/ JAMES C. FRANCE
                                    -------------------------------
                                    James C. France, President